UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	January 30, 2018

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York (Address of principal executive offices)	14831 (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

© 2018 Corning Incorporated. All Rights Reserved.

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Item 7.01  Regulation FD Disclosure.

Corning Incorporated (the “Company”) adopted the use of core performance measures as a supplement to U.S. generally accepted accounting principles (“GAAP”) in early 2013 when the Japanese yen began a significant weakening trend relative to the U.S. dollar.  Corning used a yen-to-dollar rate (“constant-yen”) of ¥93 for its core reporting in 2013 and 2014, and a constant yen rate of ¥99 for its core reporting in 2015, 2016 and 2017, which aligned with the Company’s yen-denominated hedge rates during these time periods.  Additionally, because a significant portion of Corning Precision Materials’ costs are denominated in Korean won, beginning in 2014, the Company used an internally derived won-to-dollar rate (“constant-won”) of ₩1,100 for its core reporting, which was consistent with historical prior period averages of the won.

Beginning with the first quarter of 2018, the Company is changing the constant-yen and constant-won rates used in the calculation of its core performance measures to ¥107, which closely aligns with yen-denominated hedges entered into for the years 2018 through 2020, and ₩1,175, which aligns with our current won portfolio of foreign currency hedges.    The Company believes that the use of constant currency reporting allows investors to understand our results without the impact of volatile changes in currency exchange rates on our net sales and net income.

Exhibit 99 to this Form 8-K provides recasted core performance measures for Corning Incorporated in total, as well as the Display Technologies and Specialty Materials segments, for the years ended December 31, 2017 and 2016, and quarters ended March 31, 2017 and 2016, June 30, 2017 and 2016, September 30, 2017 and 2016, and December 31, 2017 and 2016.   Corning’s remaining segments are not impacted by the change in constant-yen and constant-won.

In  Exhibit 99, the Company discloses items not prepared in accordance with GAAP, or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission).  In managing the Company and assessing our financial performance, we supplement certain GAAP measures provided by our consolidated financial statements with measures adjusted to exclude certain items to arrive at core performance measures.  The Company believes that reporting core performance measures allows investors to understand our results without the volatility of currency fluctuations, as well as other non-operational items, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s reported sales, gross margin, selling, general and administrative expenses, equity earnings, net income or earnings per share, for any of the previously reported periods.  The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with historical financial data that is presented on a basis consistent with the Company’s core performance measure reporting structure.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

© 2018 Corning Incorporated. All Rights Reserved.

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Item 9.01.  Financial Statements and Exhibits

(d)	Exhibit

99

Summary of Changes in Core Performance Measures, and Reconciliations of Non-GAAP Financial Measure to GAAP Financial Measure for the years ended December 31, 2017 and 2016, and quarters ended March 31, 2017 and 2016, June 30, 2017 and 2016, September 30, 2017 and 2016, and December 31, 2017 and 2016 for Corning Incorporated, the Display Technologies segment and the Specialty Materials segment, issued by Corning Incorporated.

© 2018 Corning Incorporated. All Rights Reserved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: January 30, 2018	By	/s/ Edward Schlesinger
Edward Schlesinger
Vice President and Corporate Controller

© 2018 Corning Incorporated. All Rights Reserved.

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